Exhibit 10.16

DEFERRED SHARE UNIT PLAN FOR EMPLOYEES

OF ENCANA CORPORATION

Adopted with effect from December 18, 2002

and reflective of amendments made as of October 23, 2007,

October 22, 2008, and July 20, 2010

Schedules were amended effective October 22, 2008:

Schedule A	Participation Agreement

Schedule B	Election Notice

Schedule C	Redemption Notice

Special Appendix	Special Provisions Applicable to Eligible Employees Subject to Section 409A of the United States Internal Revenue Code

DEFERRED SHARE UNIT PLAN FOR EMPLOYEES

OF ENCANA CORPORATION

(Adopted with effect from December 18, 2002

and reflective of amendments made as of October 23, 2007,

October 22, 2008, and July 20, 2010.)

1.	PREAMBLE AND DEFINITIONS

1.1	Title

The Plan herein described, and as amended from time to time, shall be called the “Deferred Share Unit Plan for Employees of Encana Corporation”.

1.2	Purposes of the Plan

The purposes of the Plan are:

(a)	to promote a greater alignment of interests between employees and the shareholders of the Corporation;

(b)	to provide a compensation system for senior executives and employees that is reflective of the responsibility, commitment and risk accompanying their respective roles;

(c)	to assist the Corporation to attract and retain individuals to be employees of the Corporation; and

(d)	to allow eligible employees of the Corporation to participate in the long-term success of the Corporation.

1.3	Definitions

1.3.1	“Affiliate” means an affiliate of the Corporation as the term “affiliate” is defined in paragraph 8 of Canada Revenue Agency Interpretation Bulletin IT-337R4 (Consolidated), Retiring Allowances, or any successor publication thereto.

1.3.2	“Blackout Period” means a trading blackout period imposed by the Corporation under the Corporation’s Policy on Disclosure, Confidentiality and Employee Trading (as amended, supplemented or replaced from time to time);

1.3.3	“Board” means the Board of Directors of the Corporation.

1.3.4	“Bonus Plan” means the High Performance Results Plan applicable to an Eligible Employee for a year, pursuant to which the Eligible Employee may receive cash awards, based on corporate performance and the Eligible Employee’s individual contribution to the Corporation’s financial results and/or the financial results of a Related Corporation measured against predetermined objectives.

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1.3.5	“Cease Trade Date” has the meaning ascribed thereto in Section 6.3.

1.3.6	“Committee” means the Human Resources and Compensation Committee of the Board.

1.3.7	“Conversion Date” means, with respect to any calendar year, the date used to determine the Market Value for purposes of determining the number of HPR DSUs to be awarded to an Eligible Employee, which date shall be the last business day in the relevant Performance Period.

1.3.8	“Corporation” means Encana Corporation and any successor corporation whether by amalgamation, merger or otherwise.

1.3.9	“Deferred Share Unit” means a bookkeeping entry on the books of the Corporation, the value of which on any particular date shall be equal to the Market Value.

1.3.10	“Deferred Share Unit Account” has the meaning ascribed thereto in Section 5.1.

1.3.11	“Eligible Employee” means such employees of the Corporation or a Related Corporation as the Board may designate from time to time as eligible to participate in the Plan.

1.3.12	“Employed” means, with respect to an Eligible Employee, that:

(a)	he is performing work at a workplace of the Corporation or an Affiliate and has not been given or received a notice of termination of employment by the Corporation or an Affiliate; or

(b)	he is not actively at work at a workplace of the Corporation or an Affiliate due to an approved leave of absence, maternity or parental leave or disability and has not been given or received a notice of termination of employment by the Corporation or an Affiliate.

For greater certainty, an Eligible Employee shall not be considered “Employed” or otherwise an employee of the Corporation or an Affiliate during a notice period that arises upon the involuntary termination of employment of the Eligible Employee by the Corporation or an Affiliate, as applicable.

1.3.13	“HPR DSUs” means a Deferred Share Unit credited to the Deferred Share Unit Account of an Eligible Employee in accordance with Section 4.4.

1.3.14	“Market Value” means, with respect to any particular date, the closing price per share for a Share on the Stock Exchange on the Trading Day immediately prior to that date or, in the event of the Cease Trade Date, such other value as may be determined pursuant to Section 6.3.

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1.3.15	“Performance Period” means a calendar year in respect of which an Eligible Employee may be or become entitled to an award of HPR DSUs or a cash award under the Bonus Plan or both.

1.3.16	“Plan” means this Deferred Share Unit Plan for Employees of Encana Corporation, including any schedules or appendices hereto, as amended from time to time.

1.3.17	“Redemption Date” has the meaning ascribed thereto in Section 6.1.

1.3.18	“Related Corporation” means a corporation related to the Corporation for the purposes of the Income Tax Act (Canada).

1.3.19	“Share” means a common share of the Corporation and such other share as is substituted therefor as a result of amendments to the articles of the Corporation, reorganization or otherwise, including any rights that form a part of the common share or substituted share but not including any other rights that are attached thereto and trade therewith or any other share that is added thereto.

1.3.20	“Stock Exchange” means the Toronto Stock Exchange, or if the Shares are not listed on the Toronto Stock Exchange, such other stock exchange on which the Shares are listed, or if the Shares are not listed on any stock exchange, then on the over-the-counter market.

1.3.21	“Termination Date” means, with respect to an Eligible Employee the earliest date on which both of the following conditions are met: (i) the Eligible Employee has ceased to be Employed by the Corporation, or any Affiliate thereof for any reason whatsoever; and (ii) the Eligible Employee is not a member of the Board nor a director of an Affiliate of the Corporation.

1.3.22	“Trading Day” means any date on which the Stock Exchange is open for the trading of Shares and on which one or more Shares actually traded.

2.	CONSTRUCTION AND INTERPRETATION

2.1	In the Plan, references to the masculine include the feminine and references to the singular shall include the plural and vice versa, as the context shall require.

2.2	The Plan shall be governed and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada.

2.3	If any provision of the Plan or part hereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

2.4	Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions herein contained.

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3.	ELIGIBILITY

3.1	The Corporation is establishing the Plan for Eligible Employees, effective on December 18, 2002.

3.2	Nothing herein contained shall be deemed to give any person the right to be retained as an employee or director of the Corporation or of an Affiliate.

4.	DEFERRED SHARE UNIT GRANTS AND ACCOUNTS

4.1	Each Eligible Employee shall receive, subject to the conditions stated herein and in the written agreement referred to below in this Section 4.1, a grant of such number of Deferred Share Units as may be specified by the Committee in such written agreement, with effect from the date set out in such written agreement, which date shall not be earlier than the effective date of the Plan, provided that, for greater certainty, any conditions attached to such Deferred Share Units shall in no case cause such Deferred Share Units or the Plan to cease to comply with the requirements of paragraph 6801(d) of the Income Tax Regulations. The participation of an Eligible Employee in the Plan shall be evidenced by a written agreement between the Corporation and the Eligible Employee in the form of Schedule A hereto.

4.2	An Eligible Employee may, with respect to any particular Performance Period, commencing with the 2003 Performance Period, elect to participate in the Plan and be eligible to receive HPR DSUs. In order to elect to participate in the Plan with respect to any particular Performance Period, an Eligible Employee shall complete and deliver to the Corporation a written election, in a manner prescribed by the Corporation and published on the Corporation’s internal employee website, or otherwise communicated to Eligible Employees from time to time, and substantially in the form set out in Schedule B hereto, before the last business day of the calendar year immediately preceding the Performance Period. With respect to the 2003 Performance Period only, an Eligible Employee must complete and deliver his written election to the Secretary of the Corporation on or prior to the later of December 31, 2002 and the date that is fifteen business days after the Corporation receives an advance ruling on the Plan from the Canada Revenue Agency in a form satisfactory to the Corporation.

4.3	An Eligible Employee who wishes to participate in the Plan with respect to a particular Performance Period in order to become eligible to receive HPR DSUs shall be entitled to elect on an irrevocable basis one of the following four options:

(i)	25% of the Eligible Employee’s potential incentive compensation award under the Bonus Plan relating to that Performance Period in the form of HPRs DSUs;

(ii)	50% of the Eligible Employee’s potential incentive compensation award under the Bonus Plan relating to that Performance Period in the form of HPR DSUs;

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(iii)	75% of the Eligible Employee’s potential incentive compensation award under the Bonus Plan relating to that Performance Period in the form of HPR DSUs; or

(iv)	100% of the Eligible Employee’s potential incentive compensation award under the Bonus Plan relating to that Performance Period in the form of HPR DSUs.

Notwithstanding an Eligible Employee’s election under Section 4.2 and this Section 4.3, the Committee may, in its sole discretion, decline to award HPR DSUs in respect of a particular Performance Period, limit the percentage an Eligible Employee may elect to receive pursuant to this Section 4.3, require the Eligible Employee to receive a percentage, as specified by the Committee, of the Eligible Employee’s potential incentive compensation under the Bonus Plan for that Performance Period in the form of HPR DSUs, or limit the total number of HPR DSUs available to all Eligible Employees in respect of a particular Performance Period and make any corresponding changes to the number of HPR DSUs to be received by an Eligible Employee.

4.4	The Committee may, from time to time, award HPR DSUs to Eligible Employees who have elected pursuant to Section 4.2 to participate in the Plan for a particular Performance Period. The Committee shall specify the Conversion Date of each award of HPR DSUs under this Section 4.4 and the date as of which each such award of HPR DSUs is to be credited to the Deferred Share Unit Account of the applicable Eligible Employee. Each award of HPR DSUs shall be confirmed by an instrument in writing issued by the Corporation. Where any specified Conversion Date falls on a date which is within a Blackout Period, then the Conversion Date shall automatically occur on and be effective following the end of such Blackout Period to permit the Market Value of any such HPR DSUs to be determined on a Trading Day which occurs immediately following the end of any such Blackout Period.

4.5	Where the Committee chooses not to award HPR DSUs to an Eligible Employee under Section 4.4 in respect of a Performance Period, such Eligible Employee shall remain eligible to receive a cash incentive compensation award in respect of such Performance Period in accordance with the terms of the Bonus Plan as if such Eligible Employee had not elected to participate in the Plan for such Performance Period.

4.6

For the purpose of determining the number of HPR DSUs to be awarded to an Eligible Employee in accordance with Section 4.4, the Committee shall compute the amount of incentive compensation award that would have been awarded to the Eligible Employee pursuant to the Bonus Plan had such employee not elected to participate in the Plan for the relevant Performance Period (the “Global Dollar Amount”). The Committee (subject to its discretion under Section 4.3) shall award a number of HPR DSUs (including fractional HPR DSUs) to the Eligible Employee equal to the quotient determined by dividing: (i) the product determined by multiplying (a) the percentage amount elected by the Eligible Employee in accordance with option (i), (ii) (iii) or (iv) of Section 4.3 (as

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applicable), and (b) the Global Dollar Amount, by (ii) the Market Value determined on the Conversion Date.

4.7	HPR DSUs and any additional Deferred Share Units granted under Section 5.2 in respect of any HPR DSUs will be fully vested upon being credited to an Eligible Employee’s Deferred Share Unit Account and the Eligible Employee’s entitlement to payment of such HPR DSUs and related additional Deferred Share Units at his Termination Date shall not thereafter be subject to satisfaction of any requirements as to any minimum period of employment or other conditions. Deferred Share Units granted to an Eligible Employee under Section 4.1 and any additional Deferred Share Units granted under Section 5.2 in respect thereof shall vest in the Eligible Employee at such time or times, in such number and subject to such conditions as the Committee may specify in the written agreement referred to in Section 4.1. The Eligible Employee shall forfeit all rights, title and interest with respect to any such Deferred Share Units that do not vest in accordance with the terms of such written agreement, together with any additional Deferred Share Units granted under Section 5.2 as dividend equivalents in respect of any Deferred Share Units granted under Section 4.1 that have been forfeited.

5.	ACCOUNTS, DIVIDEND EQUIVALENTS AND REORGANIZATION

5.1	An account, to be known as a “Deferred Share Unit Account” shall be maintained by the Corporation for each Eligible Employee and will be credited with such notional grants of Deferred Share Units as are received by an Eligible Employee from time to time. Deferred Share Units that fail to vest in an Eligible Employee or that are redeemed by the Eligible Employee or his legal representative shall be cancelled and shall cease to be recorded in the Eligible Employee’s Deferred Share Unit Account as of the date on which such Deferred Share Units fail to vest or are redeemed, as the case may be.

5.2

Whenever cash dividends are paid on the Shares, additional Deferred Share Units will be credited to the Eligible Employee’s Deferred Share Unit Account. The number of such additional Deferred Share Units will be calculated by dividing the dividends that would have been paid to such Eligible Employee if the Deferred Share Units recorded in the Eligible Employee’s Deferred Share Unit Account as at the record date for the cash dividend had been Shares by the Market Value on the date on which the dividends are paid on the Shares. If a board lot of Shares does not trade on such date, then the value of a Deferred Share Unit on such date shall equal the closing price on the last preceding Trading Day on which a board lot of the Shares traded on the Stock Exchange. Notwithstanding the foregoing, following a Cease Trade Date, the value of a Share (or the share of a Related Corporation) used to calculate the number of additional Deferred Share Units under this Section 5.2 shall be the value determined on a reasonable and equitable basis by the Board. Where the date on which dividends are deemed paid on the Deferred Share Units falls on a date which is within a Blackout Period, then the deemed dividend payment date shall automatically occur and be effective on the second Trading Day immediately following the end of such Blackout Period to permit the Market Value to be

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determined on a Trading Day which occurs immediately following the end of any such Blackout Period.

5.3	In the event of any stock dividend, stock split, combination or exchange of shares, merger, arrangement, re-organization, re-capitalization, consolidation, spin-off or other distribution (other than normal cash dividends) of Corporation assets to shareholders, or any other similar changes affecting the Shares, such proportionate adjustments to reflect such change or changes shall be made with respect to the number of Deferred Share Units outstanding under the Plan, all as determined by the Board in its sole discretion.

5.4	For greater certainty, no amount will be paid to, or in respect of, an Eligible Employee (or a person with whom the Eligible Employee does not deal with at arm’s length, within the meaning of the Income Tax Act (Canada)) under the Plan or pursuant to any other arrangement, and no additional Deferred Share Units will be granted to an Eligible Employee to compensate for a downward fluctuation in the fair market value of the Shares, nor will any other form of benefit be conferred upon, or in respect of, an Eligible Employee for such purpose.

6.	REDEMPTION

6.1	Subject to Section 4.7, the value of the Deferred Share Units credited to an Eligible Employee’s Deferred Share Unit Account shall be redeemable by the Eligible Employee (or, where the Eligible Employee has died, his estate) at the Eligible Employee’s option (or after the Eligible Employee’s death at the option of his legal representative) following the Termination Date. The Eligible Employee (or, after the Eligible Employee’s death, his legal representative) shall, by filing a written notice of redemption in the form set out in Schedule C hereto with the Vice-President, Corporate Human Resources, or such other officer designated and communicated to the Eligible Employees from time to time, specify a redemption date (the “Redemption Date”) which in any event must be after the date on which the notice of redemption is filed with the Corporation and within the period from the Eligible Employee’s Termination Date to December 15 of the first calendar year commencing after the Eligible Employee’s Termination Date.

6.2	The value of the Deferred Share Units redeemed by or in respect of an Eligible Employee pursuant to Section 6.1 shall be determined based on the Market Value on the Eligible Employee’s Redemption Date and shall be paid to the Eligible Employee (or, if the Eligible Employee has died, to his estate) in the form of a lump sum cash payment, net of any applicable withholdings as soon as practicable after the Eligible Employee’s Redemption Date, provided that in any event, such payment date shall be no later than December 31 of the first calendar year commencing after the Eligible Employee’s Termination Date.

6.3

In the event that the Eligible Employee’s Redemption Date is after the date on which the Shares ceased to be traded on the Stock Exchange, provided such cessation in trading is not reasonably expected to be temporary (the “Cease Trade Date”), the value of the Deferred Share Units redeemed by or in respect of

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the Eligible Employee pursuant to Section 6.1 shall be determined in accordance with the following:

(a)	where the Eligible Employee’s Termination Date is before or not more than 365 days after the last Trading Day before the Cease Trade Date, the value of each Deferred Share Unit credited to the Eligible Employee’s Deferred Share Unit Account at his Redemption Date shall be equal to the Market Value on the last Trading Day before the Cease Trade Date; or

(b)	where the Eligible Employee’s Termination Date is after the date that is 365 days after the last Trading Day before the Cease Trade Date, the value of each Deferred Share Unit credited to the Eligible Employee’s Deferred Share Unit Account at his Redemption Date shall be based on the fair market value of a Share of the Corporation or of a Related Corporation at his Redemption Date as is determined on a reasonable and equitable basis by the Board after receiving the advice of one or more independent firms of investment bankers of national repute.

The value of an Eligible Employee’s Deferred Share Units determined in accordance with paragraph (a) or (b) of this Section 6.3, as applicable, shall be paid to the Eligible Employee (or, if the Eligible Employee has died, to his estate) in the form of a lump sum cash payment, net of any applicable withholdings as soon as practicable after the Eligible Employee’s Redemption Date, provided that in any event, such payment date shall be no later than December 31 of the first calendar year commencing after the Eligible Employee’s Termination Date.

7.	CURRENCY

7.1	All references in the Plan to currency refer to lawful Canadian currency.

8.	SHAREHOLDER RIGHTS

8.1	Deferred Share Units are not Shares or other securities of the Corporation and will not entitle an Eligible Employee to any shareholder rights, including, without limitation, voting rights, dividend entitlement or rights on liquidation.

9.	ADMINISTRATION

9.1	Unless otherwise determined by the Board, the Plan shall remain an unfunded and unsecured obligation of the Corporation.

9.2	Unless otherwise determined by the Board, the Plan shall be administered by the Committee.

9.3

The Plan may be amended or terminated at any time by the Board, except as to rights already accrued hereunder by the Eligible Employees. Notwithstanding the foregoing, any amendment or termination of the Plan shall be such that the

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Plan continuously meets the requirements of paragraph 6801(d) of the Income Tax Regulations or any successor provision thereto.

9.4	The Corporation will be responsible for all costs relating to the administration of the Plan.

10.	ASSIGNMENT

10.1	The assignment or transfer of the Deferred Share Units, or any other benefits under this Plan, shall not be permitted other than by operation of law.

* * * *

Schedule A

Deferred Share Unit Plan for Employees of

Encana Corporation (the “Plan”)

PARTICIPATION AGREEMENT – Section 4.1 of the Plan

I hereby acknowledge the crediting of                      {insert number} Deferred Share Units as defined in the Plan (“DSUs”) to my Plan account pursuant to Section 4.1 of the Plan as at                      {insert date}.

I confirm that:

1.	I have received and reviewed a copy of the terms of the Plan and agree to be bound by them.

2.	I understand that my DSUs granted under the Plan may not be redeemed by Encana Corporation (the “Corporation”) until I am no longer either a director or an employee of the Corporation or of an Affiliate.

3.	I recognize that when DSUs credited pursuant to the Plan are redeemed in accordance with the terms of the Plan after I am no longer either a director or employee of the Corporation or of an Affiliate, income tax and other withholdings as required will arise at that time. Upon redemption of the DSUs, the Corporation or the Affiliate, as applicable, will make all appropriate withholdings as required by law at that time.

4.	The value of DSUs are based on the value of the common shares of the Corporation from time to time and therefore are not guaranteed.

5.	No funds will be set aside to guarantee the payment of DSUs. Future payment of DSUs will remain an unfunded and unsecured liability recorded on the books of the Corporation.

6.	I understand that, to the extent I am (or become) subject to United States federal income taxes, my DSUs credited pursuant to the Plan, and my rights with respect to such DSUs, will be subject to the terms of the Special Appendix to the Plan (the “Special Appendix”), which Special Appendix contains terms and conditions that are intended to cause DSUs to comply with Section 409A of the United States Internal revenue Code. I also understand that the Special Appendix is a part of the Plan and references to the Plan shall be deemed to include a reference to the Special Appendix, to the extent applicable.

The foregoing is only a brief outline of certain key provisions of the Plan. For more complete information, reference should be made to the Plan text which governs in the case of conflict or inconsistency with this Participation Agreement. All capitalized expressions used herein shall have the same meaning as in the Plan unless otherwise defined herein.

Date	(Name of Employee)

(Signature of Employee)

A-1

Schedule B

Deferred Share Unit Plan for

Employees of Encana Corporation (the “Plan”)

ELECTION NOTICE – Section 4.3 of the Plan

I.	Election

Subject to Part II of this Notice, I hereby elect to receive:

} 25%            or            } 50%            or            } 75%            or            } 100%

of my potential award under the Bonus Plan for the period January 1,          to December 31,          in the form of Deferred Share Units (“DSUs”) and the balance of any such award in cash, net of applicable withholdings.

II.	Acknowledgement

I confirm and acknowledge that:

1.	I have received and reviewed a copy of the terms of the Plan and agree to be bound by them. My election with respect to the Performance Period is conditional upon Encana Corporation receiving an advance tax ruling on the Plan in a form satisfactory to it.

2.	I understand that, notwithstanding this election, subject to the terms of the Special Appendix (as defined below), if applicable, the Committee retains discretion to decline to grant DSUs, in which case I will remain eligible to receive an award under the Bonus Plan in accordance with terms of that plan.

3.	My DSUs granted under the Plan may not be redeemed by Encana Corporation (the “Corporation”) or any Affiliate thereof until I am no longer either an employee or a director of the Corporation or an Affiliate.

4.	When DSUs credited to my account pursuant to this election are redeemed in accordance with the terms of the Plan after I am no longer either an employee or a director of the Corporation or any Affiliate, income tax and other withholdings as required will arise at that time. Upon redemption of the DSUs, the Corporation or the Affiliate, as applicable, will make all appropriate withholdings as required by law at that time.

5.	The value of DSUs are based on the value of the common shares of the Corporation and therefore are not guaranteed.

6.	No funds will be set aside to guarantee the payment of DSUs. Future payment of DSUs will remain an unfunded liability recorded on the books of the Corporation.

B-1

7.	This election is irrevocable.

8.	The foregoing is only a brief outline of certain key provisions of the Plan. In the event of any discrepancy between the terms of the Plan and the terms of this Election Notice, the terms of the Plan shall prevail. All capitalized expressions used herein shall have the same meaning as in the Plan unless otherwise defined herein.

9.	To the extent I am (or become) subject to United States federal income taxes, my DSUs credited pursuant to the Plan, and my rights with respect to such DSUs, will be subject to the terms of the Special Appendix to the Plan (the “Special Appendix”), which Special Appendix contains terms and conditions that are intended to cause DSUs to comply with Section 409A of the United States Internal revenue Code. I also understand that the Special Appendix is a part of the Plan and references to the Plan shall be deemed to include a reference to the Special Appendix, to the extent applicable.

III.	Effective Date

This election shall be effective on the date on which this election is received by the Committee.

Date	(Name of Employee)

(Signature of Employee)

B-2

Schedule C

Deferred Share Unit Plan for

Employees of Encana Corporation (the “Plan”)

REDEMPTION NOTICE

Pursuant to Section 6.1 of the Plan, I hereby advise Encana Corporation (the “Corporation) that I wish to redeem all the Deferred Share Units credited to my account under the Plan on                      {insert Redemption Date, which shall be no later than December 15 (and, for employees subject to United States federal income taxes, shall not be earlier than January 1) of the first calendar year commencing after the year in which the Employee ceases to be any of an employee or director of the Corporation or of an Affiliate}.

Date	(Name of Employee)

(Signature of Employee)

If the Redemption Notice is signed by a legal representative, documents providing the authority of such signature must be provided to the Corporation.

C-1

Special Appendix

to

DEFERRED SHARE UNIT PLAN FOR EMPLOYEES OF

ENCANA CORPORATION

Special Provisions Applicable to Eligible Employees Subject to Section 409A of the United States Internal Revenue Code

This special appendix sets forth special provisions of the Plan that apply to US Employees. This special appendix shall become effective on October 22, 2008; however, Sections 2.4 and 2.6 of this special appendix shall not apply in the case of a US Employee’s termination or death that occurs in 2008. For avoidance of doubt, nothing in this special appendix shall be deemed to modify the Plan as it relates to Eligible Employees who are not US Employees.

1.	Definitions

For purposes of this special appendix:

1.1	“Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable Treasury Regulations and other binding regulatory guidance thereunder.

1.2	“Section 409A” means section 409A of the Code.

1.3	“Separation From Service” shall have the meaning set forth in Section 409A(a)(2)(A)(i) of the Code.

1.4	“Specified Employee” means a US Employee who meets the definition of “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code.

1.5	“US Employee” means an Eligible Employee subject to Section 409A.

2.	Compliance with Section 409A

2.1	In General. Notwithstanding any provision of the Plan to the contrary, it is intended that, with respect to US Employees, the provisions of the Plan comply with Section 409A, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Each US Employee is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such US Employee in connection with the Plan or any other Plan maintained by the Corporation (including any taxes and penalties under Section 409A), and neither the Corporation nor any affiliate of the Corporation shall have any obligation to indemnify or otherwise hold such US Employee (or any beneficiary) harmless from any or all of such taxes or penalties.

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2.2	Election to Receive Deferred Share Units. A US Employee who wishes to have all or any part of his potential incentive compensation award under the Bonus Plan for a given calendar year paid as HPR DSUs shall irrevocably elect payment in the form of HPR DSUs prior to the commencement of the calendar year during which the potential incentive compensation award under the Bonus Plan is to be earned. Such election shall be made in accordance with procedures established by the Committee for such purpose. Any election made under this Section 2.2 shall apply to potential incentive compensation awards under the Bonus Plan earned in future calendar years unless and until the US Employee makes a later election in accordance with the terms of this Section 2.2.

2.3	Committee’s Ability to Decline to Issue HPR DSUs. Notwithstanding anything in the Plan to the contrary, the Committee may only exercise its discretion pursuant to Sections 4.3 and 4.4 of the Plan either to elect or decline to award HPR DSUs in respect of a particular Performance Period (notwithstanding an election by a US Employee to participate in the Plan for the Performance Period) if it does so on or before the deadline for the US Employee to elect payment in the form of HPR DSUs pursuant to Section 2.2.

2.4	Distributions to US Employees. Notwithstanding the provisions of Section 6.1 of the Plan to the contrary, the value of a US Employee’s Deferred Share Unit Account shall be redeemed during the calendar year next following the calendar year in which the US Employee’s Termination Date occurs. If the US Employee does not select a Redemption Date, his Deferred Share Unit Account shall be redeemed by the Committee in sufficient time so that payment may be made on the last business day of the calendar year following the year in which the US Employee’s Termination Date occurs. For avoidance of doubt, a US Employee may not specify a Redemption Date that is earlier than January 1 or later than December 15 of the calendar year following the calendar year in which the US Employee’s Termination Date occurs. A US Employee’s Termination Date shall be the date on which the US Employee experiences a Separation From Service or dies. If the US Employee’s Termination Date results from the US Employee’s death, payments shall be deemed for purposes of Section 409A to be made upon death rather than Separation From Service, and shall be paid pursuant to Section 2.6.

2.5	Distributions to Specified Employees. Solely to the extent required by Section 409A, Deferred Share Unit Accounts which become redeemable on account of the Separation From Service of a US Employee who is determined to be a Specified Employee shall not be redeemed and paid before the date which is 6 months after the Specified Employee’s Separation from Service (or, if earlier, the date of death of the Specified Employee).

2.6

Distributions on Death. The Deferred Share Unit Account of a US Employee whose Termination Date results from death shall be redeemed and paid to the US Employee’s estate during the calendar year next following the calendar year in which the death occurs. If the US Employee (or the US Employee’s estate) does not select a Redemption Date, his Deferred Share Unit Account shall be redeemed by the Committee in sufficient time so that payment may be made on the last business day of the calendar year following the year in which the death

Special Appendix to Deferred Share Unit Plan for Employees	Page iii

occurs. To the extent payment pursuant to this Section 2.6 could be made in more than one calendar year, neither the US Employee nor the US Employee’s estate may select, directly or indirectly, the calendar year in which the payment will be made.

2.7	Notwithstanding anything contained in this Special Appendix, if a US Employee becomes subject to tax pursuant to the provisions of the Income Tax Act (Canada), on amounts under the Plan prior to receipt of such amounts pursuant to Section 2.4 or 2.6 of this Special Appendix, a portion of the US Employee’s Deferred Share Unit Account shall be redeemed so that payment may be made in an amount equal to the “Tax Payment Amount” as soon as practicable (but not later than 90 days) after the date such amounts become subject to tax pursuant to the provisions of the Income Tax Act (Canada). The “Tax Payment Amount” shall equal the amount of taxes due by the US Employee (or the US Employee’s estate) under the Income Tax Act (Canada) on amounts under the Plan, plus, to the maximum extent permitted under Section 409A, an amount necessary to pay any (a) income taxes required to be withheld on wages under section 3401 of the Code as a result of payments made pursuant to this section 2.7 and (b) FICA taxes imposed under section 3101, 3121(a) and 3121(v)(2) that are required to be withheld as a result of payments made pursuant to this Section 2.7.

3.	Amendment of Appendix

The Board shall retain the power and authority to amend or modify this special appendix to the extent the Board in its sole discretion deems necessary or advisable to comply with any guidance issued under Section 409A. Such amendments may be made without the approval of any US Employee.

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